Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CBRE GROUP, INC.

(Exact name of obligor as specified in its charter)

Delaware	94-3391143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CBRE SERVICES, INC.

(Exact name of obligor as specified in its charter)

Delaware	52-1616016
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

See Table of Additional Registrants

2100 McKinney Avenue, 12th Floor, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Debt Securities

CBRE Services, Inc., as Issuer

(Title of the indenture securities)

Table of Additional Registrants

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

CBRE, Inc.	Delaware	95-2743174	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

CBRE Global Investors, Inc.	California	95-3242122	601 South Figueroa Street, 49th Floor Los Angeles, California 90071 (213) 683-4200

CBRE Global Investors, LLC	Delaware	95-3695034	601 South Figueroa Street, 49th Floor Los Angeles, California 90071 (213) 683-4200

CB/TCC Global Holdings Limited	England and Wales	98-0518702	St. Martin’s Court, 10 Paternoster Row London EC4M 7HP United Kingdom +44 (20) 7182-2000

CB/TCC, LLC	Delaware	26-0468617	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

CBRE Capital Markets, Inc.	Texas	74-1949382	2800 Post Oak Boulevard, Suite 500 Houston, Texas 77056 (713) 787-1900

CBRE Capital Markets of Texas, LP	Texas	76-0590855	2800 Post Oak Boulevard, Suite 500 Houston, Texas 77056 (713) 787-1900

CBRE Clarion CRA Holdings, Inc.	Delaware	58-2442753	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

CBRE Clarion REI Holding, Inc.	Delaware	58-2442755	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

CBRE Government Services, LLC	Delaware	80-0659792	750 9th Street Suite 900 Washington, District of Columbia 20001 (202) 783-8200

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

CBRE Business Lending, Inc.	Delaware	80-0456541	2800 Post Oak Boulevard, Suite 500 Houston, Texas 77056 (713) 787-1900

CBRE Technical Services, LLC	Delaware	04-3507926	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

CBRE/LJM Mortgage Company, L.L.C.	Delaware	74-2900986	2800 Post Oak Boulevard, Suite 500 Houston, Texas 77056 (713) 787-1900

CBRE Partner, Inc.	Delaware	37-1717636	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

Insignia/ESG Capital Corporation	Delaware	51-0390846	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

Trammell Crow Development & Investment, Inc.	Delaware	20-5973401	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Trammell Crow Company, LLC	Delaware	45-3812031	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

CBRE Consulting, Inc.	California	68-0149728	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

CBRE/ LJM-Nevada, Inc.	Nevada	76-0592505	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

CBRE GWS LLC	Delaware	52-1616016	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

CBRE Holdings, LLC	Delaware	95-2743174	2100 McKinney Avenue, 12th Floor Dallas, Texas 75201 (214) 979-6100

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 23rd day of November, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Q. Tu
Michael Q. Tu
Vice President

EXHIBIT 6

November 23, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Q. Tu
Michael Q. Tu
Vice President